CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment Number 10 to the Roulston Funds' Registration Statement on Form N-1A (File No. 33-84186), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Financial Statements" in the Statement of Additional Information.

    /s/

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 10, 2001